Exhibit 10.2

PERSHING GOLD CORPORATION

FIRST AMENDMENT TO

RESTRICTED STOCK GRANT AGREEMENT
(Non-Assignable)

This First Amendment to Restricted Stock Grant Agreement (this “Amendment”) is dated as of December 10, 2015, by and between Eric Alexander (“Holder”) and Pershing Gold Corporation, a Nevada corporation (the “Corporation”).

A.           On December 16, 2013, Holder and the Corporation entered into that certain Restricted Stock Grant Agreement (the “Agreement”) pursuant to which Holder was granted Eleven Thousand One Hundred Thirteen (11,113) restricted shares (originally 200,000 shares on a pre-split basis) (the “Shares”) of the Corporation’s common stock, par value $0.0001 per share.

B.            The Corporation and Holder have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Amendment to Restricted Stock Grant Agreement. The Agreement is hereby amended by deleting Section 2 thereof and replacing it with the following:

2.          Vesting and Forfeiture. Participant shall vest in his or her rights under the Restricted Stock pursuant to the following schedule (each date upon which vesting occurs being referred to herein as a “Vesting Date”):

Date	Number of Shares Vested
December 16, 2013	3,705
March 14, 2016	3,704
December 16, 2016	3,704

The foregoing notwithstanding, vesting pursuant to the foregoing schedule shall occur on a Vesting Date only if Participant remains employed by or provides services to the Corporation from the Date of Grant to such Vesting Date. If Participant ceases to be employed by or ceases to provide services to the Corporation at any time prior to the final Vesting Date, pursuant to Section 6.1.3 of the Plan, all unvested Restricted Stock shall be forfeited immediately on the date that Participant’s employment or service is terminated and the Participant shall have no further rights with respect to such Restricted Stock.

2.          No Other Changes. Except for the amendment contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3.          Counterparts. This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4.          Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

HOLDER:

/s/ Eric Alexander
Eric Alexander

PERSHING GOLD CORPORATION

By:	/s/ Stephen Alfers
Name:	Stephen Alfers
Title: Chief Executive Officer, President and Chairman of the Board

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